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                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related prospectus of NationsBank Corporation for the registration of 2,448,400 shares of its common stock and to the incorporation by reference therein of our report dated January 18, 1996 (except for the pooling of interests with Fourth Financial Corporation as of January 31, 1996, and Note 3, for which the date is January 31, 1996) with respect to the supplemental consolidated financial statements of Boatmen's Bancshares, Inc. for the three years ended December 31, 1995, 1994 and 1993 incorporated by reference in NationsBank Corporation's Current Report on Form 8-K dated September 6, 1996 (as amended by Form 8-K/A-1 on September 11, 1996, and Form 8-K/A-2 on November 13, 1996), as filed with the Securities and Exchange Commission.


                                                     ERNST & YOUNG LLP


St. Louis, Missouri
March 4, 1997